Exhibit 10.8

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

SUBJECT TO FED. R. EVID. 408

CONFIDENTIAL

Settlement and License Agreement

This Settlement and License Agreement (including its attachments, this “Agreement”) is entered into as of October 24, 2014 (“Settlement Agreement Effective Date”), by and between GrayBug, LLC, a limited liability company organized and existing under the laws of the State of Maryland and having an address of P.O. Box 13043, Baltimore, MD 21203, on behalf of itself and its Affiliates (as defined below) (collectively, “GrayBug”), and Kala Pharmaceuticals, Inc., a corporation organized and existing under the laws of State of Delaware and having a place of business at 100 Beaver Street, Suite 201, Waltham, MA 02453, on behalf of itself and its Affiliates (collectively, “Kala”).

WHEREAS, there is a dispute over the rights licensed to each Party under certain Patent Rights (as defined below) owned by JHU (as defined below);

WHEREAS, the Parties and JHU now wish to settle such dispute in an amicable manner which is intended to settle and clarify rights granted by JHU to each Party and to permit each Party to have the freedom to effectively develop pharmaceutical products that will benefit patients;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, upon approval of these terms by JHU (including acknowledgement by [**]), GrayBug and Kala agree as follows:

1.              Construction; Definitions.

1.A     Construction.  Each Party acknowledges that it has been advised by counsel during the course of negotiation of this Agreement, and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted.  Any reference in this Agreement to a Section, subsection, paragraph or clause shall be deemed to be a reference to a Section, subsection, paragraph or clause of this Agreement.  Except where the context otherwise requires, (a) wherever used, the use of any gender will be applicable to all genders; (b) the word “or” is used in the inclusive sense (and/or); (c) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on such amendments, supplements or modifications set forth herein or therein); (d) any reference to any law refers to such law as from time to time enacted, repealed or amended and includes any regulations under such law; (e) the words “herein”, “hereof” and hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; and (f) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import.

1.B     Definitions.  Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

“Affiliate” means, with respect to a first Person, any second Person that directly or indirectly, through one or more intermediaries, is Controlled by, Controls, or is under Common Control with, such first Person, but only for so long as such Control shall continue.  For purposes of this definition, “Controlling” (including, with correlative meanings, “Controlled by” and “under Common Control with”) means, with respect to a Person, possession, direct or indirect, of (a) at least fifty percent (50%) of the voting securities (whether directly or pursuant to any option, warrant, or other similar arrangement) or other comparable equity interests of such Person, or (b) the power to elect or appoint at least fifty percent (50%) of the Board of Directors of such Person or otherwise to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Business Day” means a day that is not a Saturday, a Sunday, nor a day on which banking institutions in Boston, Massachusetts and Baltimore, Maryland  are authorized by law to remain closed.

“Confidential Information” means any proprietary information which is disclosed by one Party or JHU to the other Party in connection with this Agreement, and including any “Confidential Information” as defined in the Prior CDA.  In addition, the terms of this Agreement and the Prior CDA shall be considered Confidential Information of each Party.  Notwithstanding the foregoing, Confidential Information excludes information that, in each case as demonstrated by competent written documentation:

i.                       is in the public domain or publicly known prior to the disclosure to the receiving Party;

ii.                    is lawfully in the receiving Party’s possession prior to the disclosure;

iii.                 becomes part of the public domain or publicly known by publication or otherwise through no unauthorized act or omission on the part of the receiving Party;

iv.                is provided to a receiving Party by a Third Party who has a lawful right to disclose it; or

v.                   is independently discovered by a receiving Party without use of the disclosing Party’s Confidential Information.

“Counterpart” means, with respect to a patent application, (a) any patent applications (including provisional applications) from  which such patent application claims priority, (b) all continuations, continuations-in-part, continued prosecution applications and divisionals of such patent application or any application described in clause (a), (c) any issued and unexpired letters patents issuing on such patent application or any application described in clauses (a) or (b), (d) any patent extensions, pediatric extensions, supplementary protection certificates, registrations, confirmations, reissues, re-examinations, validations, revalidations, and renewals of any patent described in clause (c), and (e) with respect to clauses (a) through (d), any foreign counterparts thereof.

“Current Patent Rights” means (a) with respect to GrayBug as the licensing party or Kala as the sublicensed party, the GrayBug Current Patent Rights and (b) with respect to Kala as the licensing party or GrayBug as the sublicensed party, the Kala Current Patent Rights.

“Exclusive Field” means (a) with respect to GrayBug, the GrayBug Field of Use, and (b) with respect to Kala, the Kala Field of Use.

“Existing JHU License Agreement” means (a) with respect to GrayBug, the GrayBug/JHU Agreement, and (b) with respect to Kala, the Kala/JHU Agreement.

“Future Co-Licensed Patent Rights” means any Future Patent Right that is licensed to GrayBug and Kala pursuant to Section 2(c)(iii), until such time (if any) as such license has expired or been terminated with respect to either Party.

“Future Patent Rights” means (a) any Patent Right (other than GrayBug Current Patent Rights, Kala Current Patent Rights, Kala/JHU Jointly Owned Patent Rights, Other JHU Patent Rights, Transferred Patent Rights, and Jointly Owned Transferred Patent Rights) that, (i) is in whole owned by JHU, (ii) names solely [**] as inventor, or, as co-inventors, limited to the following: [**] and, subject to Section 2(c)(ix):  [**] (each of the foregoing, a “Co-Inventor”), or any other person (including laboratory personnel, fellows, and students) working, as of the relevant time, in the laboratory of [**] who has authorized JHU in writing to license the relevant invention under this Settlement Agreement, (iii) is not subject to pre-existing Third Party rights granted by JHU or obligations of JHU to Third Parties (provided, however, that, to the extent such Third Party rights and obligations terminate during the Second Notice period of Section 2(c)(i), the relevant Patent Rights shall be considered Future Patent Rights), and (iv) relates to the GrayBug Field of Use or Kala Field of Use, and (b) any Counterparts of the foregoing.

“GrayBug Current Patent Rights” means [**]; and any Counterparts of the foregoing.

“GrayBug Field of Use” means the use of a Particle for delivery of a biologically active material to the eye via injection, excluding such use of any Particle comprising or consisting of loteprednol etabonate.  For the avoidance of doubt, GrayBug Field of Use includes without limitation injections to the eye that are intravitreal, intrastromal, intracameral, sub-tenon (including posterior and anterior), sub-retinal, retro-bulbar, peri-bulbar, suprachorodial, conjunctival, subconjunctival, episcleral, posterior juxtascleral, scleral, circumcorneal, and tear duct injections, in each case, wherein a Particle does not go through mucus, mucin, or a mucosal barrier of the eye, but the injection means can pass through mucus, mucin, or a mucosal barrier of the eye to inject the Particle to a point of delivery that is not mucus, mucin, or a mucosal barrier of the eye.

“GrayBug/JHU Agreement” means the Exclusive License Agreement between GrayBug and JHU dated [**], as amended on or before the Settlement Agreement Effective Date and as may be amended after the Settlement Agreement Effective Date in accordance with this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“JHU” means The Johns Hopkins University.

“JHU Patent Rights” means the GrayBug Current Patent Rights, the Kala Current Patent Rights, the Co-Licensed Other JHU Patent Rights, and the Future Co-Licensed Patent Rights.

“Jointly Owned Transferred Patent Rights” means JHU’s ownership interest in the Kala/JHU Jointly Owned Patent Rights transferred to GrayBug pursuant to Section 2(d)(iv).

“Kala/JHU Agreement” means the Exclusive License Agreement between Kala and JHU dated November 10, 2009, as amended on or before the Settlement Agreement Effective Date and as may be amended after the Settlement Agreement Effective Date in accordance with this Agreement.

“Kala/JHU Jointly Owned Patent Rights” means [**], and any Counterparts thereof.

“Kala Current Patent Rights” means [**]; and any Counterparts of the foregoing.

“Kala Field of Use” means the use of a Particle for delivery of a biologically active material through mucus, mucin, or a mucosal barrier; provided, however, that such delivery does not involve administration via injection to the eye.  For the avoidance of doubt, Kala Field of Use includes without limitation topical administration to the eye.

“Licensed Product” means any process or method, material, compositions, drug, or other product, the manufacture, use or sale of which would constitute, but for the license granted to the relevant Party pursuant to this Agreement, an infringement of a Valid Claim of the relevant Patent Rights (where infringement includes direct, contributory, or inducement to infringe) in the country of sale.

“Licensed Service” means the performance on behalf of a Third Party of any method or the manufacture of any product or the use of any product or composition which would constitute, but for the license granted to the relevant Party pursuant to this Agreement, an infringement of a Valid Claim of the relevant Patent Rights (where infringement includes direct, contributory, or inducement to infringe) in the country of performance of the services.

“Losses” means claims, actions, causes of action, suits, defenses, judgments, debts, offsets, accounts, covenants, contracts, agreements, torts, damages, and any and all demands and liabilities whatsoever, including costs, expenses, and attorneys’ fees.

“Other JHU Patent Rights” means the Patent Rights listed in Schedule 1.24 and any Counterparts thereof, which shall be designated as (a) “Co-Licensed Other JHU Patent Rights” while both Parties retain licenses thereunder, pursuant to Section 2(b), (b) “GrayBug-Licensed Other JHU Patent Rights” while only GrayBug retains a license thereunder, pursuant to Section 2(b), and (c) “Kala-Licensed Other JHU Patent Rights” while only Kala retains a license thereunder, pursuant to Section 2(b).

“Particle” means a particle for delivery of a biologically active material, which particle has a [**] or a [**] (which may include a [**] particle).

“Party” means each of GrayBug and Kala individually, and “Parties” means GrayBug and Kala collectively.

“Patent Rights” means patents, patent applications or provisional patent applications, utility models and utility model applications, petty patents, innovation patents, patents of addition, divisionals, continuations, continuation-in-part applications, continued prosecution applications, requests for continued examinations, reissues, renewals, registrations, confirmation, validations, revalidations, reexaminations, and extensions, pediatric extensions and supplementary protection certificates granted in relation thereto, in any country of the world.

“Person” means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship, or other business organization or a governmental agency or a political subdivision thereto.

“Potential Future Patent Right” means an invention (other than an invention covered by GrayBug Current Patent Rights, Kala Current Patent Rights, Other JHU Patent Rights, Kala/JHU Jointly-Owned Patent Rights or Future Patent Rights, as such Patent Rights exist as of the Settlement Agreement Effective Date), that (a) [**] is an inventor of and (b) relates to the GrayBug Field of Use or the Kala Field of Use.

“Prior CDA” means the Confidentiality Agreement between Kala Pharmaceuticals, Inc. and GrayBug, LLC, made and entered into as of June 28, 2013.

“Prosecution and Maintenance” means, with regard to a Patent Right, the preparation, filing, and prosecution of the applicable patent application(s), the maintenance of applicable patent application(s) and patent(s), and the preparation, filing, prosecution, and control of appeals, post-grant reviews, defense of inter partes reexaminations, the prosecution of ex parte reexaminations, initiation or defense of interferences, derivation proceedings, requests for patent term adjustments, the defense of oppositions, and other similar proceedings with respect to such Patent Right, and any appeals therefrom.  For clarity, “Prosecution and Maintenance” shall not include any other enforcement actions taken with respect to a Patent Right.

“Remaining Field” means any field outside the GrayBug Field of Use and the Kala Field of Use.

“Third Party” means a Person other than GrayBug, Kala, JHU and their respective Affiliates.

“Transferred Patent Rights” means (a) with respect to GrayBug, Kala Current Patent Rights transferred to GrayBug pursuant to Section 2(a)(v), and (b) with respect to Kala, GrayBug Current Patent Rights transferred to Kala pursuant to Section 2(a)(v).

“Valid Claim” means either:  (a) a claim of an issued and unexpired patent included within the relevant Patent Rights which has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reexamination, reissue, disclaimer or otherwise; or (b) a claim of a pending patent application included within the relevant Patent Rights, which claim has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application, and has been pending for less than [**] years from the date such claim was filed in a first national filing non-provisional patent application in the country of interest and has not been (i) canceled, (ii) withdrawn from consideration, (iii) finally determined to be unallowable by the applicable governmental authority (and from which no appeal is or can be taken), or (iv) abandoned.

2.                                      License Grants.

a.              Current Patent Rights.

i.                       GrayBug Current Patent Rights.  GrayBug hereby grants to Kala a worldwide, royalty-free, exclusive, sublicenseable (in accordance with Section 2(a)(iii)) sublicense, under the GrayBug Current Patent Rights, to research, develop, make, have made, use, have used, import, have imported, offer to sell, have offered for sale, sell and have sold Licensed Products in the Kala Field of Use, and to provide and have provided Licensed Services in the Kala Field of Use, in the United States and worldwide.

ii.                    Kala Current Patent Rights.  Kala hereby grants to GrayBug a worldwide, royalty-free, exclusive, sublicenseable (in accordance with Section 2(a)(iii)) sublicense, under the Kala Current Patent Rights, to research, develop, make, have made, use, have used, import, have imported, offer to sell, have offered for sale, sell and have sold Licensed Products in the GrayBug Field of Use, and to provide and have provided the Licensed Services in the GrayBug Field of Use, in the United States and worldwide.

iii.                 Sublicensing.  Each Party may sublicense the rights granted to it under the other Party’s Current Patent Rights, including the right to further sublicense; provided that (A) any such sublicense must involve some aspect of collaboration, joint research, development, manufacture, partnership, or the like, and in any event, the grant of sublicenses beyond [**] more tiers is not permitted without the original sublicensing Party’s written consent, (B) all sublicensees (whether direct or through any tier) are bound by the applicable terms of this Agreement, and (C) the Party granting such sublicense (directly or through its sublicensees) provides the other Party notice of such sublicensee (1) within [**] Business Days after the execution of such sublicense agreement for a direct sublicense or (2) within [**] Business Days after execution of such sublicense agreement for a further sublicense granted through its sublicensee, and in any event of (C)(1) or (C)(2) of this Section 2(a)(iii), in each case to the extent permissible by law (including securities laws), prior to any public disclosure or press release for any such sublicense agreement.

iv.                Separation of Obligations.  Neither Party granted a sublicense under the other Party’s Current Patent Rights pursuant to Section 2(a)(i) or 2(a)(ii), or any Party’s sublicensees under Section 2(a)(iii), shall be responsible for complying with the diligence, reporting, audit or other obligations under such other Party’s Existing JHU License Agreement, except to the extent incorporated into this Agreement, and, except to the extent provided herein, such Party shall comply with the diligence, reporting, audit or other obligations to JHU under its own Existing JHU License Agreement with respect to such other Party’s Current Patent Rights to the same extent as if such other Party’s Current Patent Rights were “PATENT RIGHTS” under such Party’s own Existing JHU License Agreement.

v.                   Termination of Direct Licensee.  Upon a termination, on a Current Patent Right-by-Current Patent Right and country-by-country basis, of the Existing JHU License Agreement with respect to a Party, which termination is not then being disputed by such Party, such terminated Current Patent Right shall be automatically licensed to the other Party under such other Party’s Existing JHU License Agreement on a royalty-free, sublicenseable, exclusive basis (the “Transferred Patent Rights”) with no rights thereunder retained by such terminated(ing) Party; provided that such license will be subject to any Third Party sublicenses that had been granted by such terminated(ing) Party that JHU continues to honor as a direct license.  JHU shall provide the other Party written notice of the termination of a Party’s rights with respect to such Current Patent Right under its Existing JHU License Agreement, and the other Party shall have [**] Business Days from its receipt of the notice to send JHU a written notice that the Party declines to accept the automatic license described in this section.

The other Party shall not be obligated to pay any costs or fees related to the terminated(ing) Party’s Current Patent Right unless and until such Party accepts the automatic license by not providing a notice to JHU declining such automatic license within the time period specified in the preceding sentence.

vi.                Termination of Sublicensee.  If, pursuant to Section 9(c) or in accordance with the terms of its Existing JHU License Agreement, a Party sublicensed under any of the other Party’s Current Patent Rights terminates (or JHU terminates, which termination is not then being disputed by the sublicensed Party) the sublicense to such sublicensed Party with respect to any of such directly licensed Party’s Current Patent Rights, any Third Party sub-sublicenses, if any, that were granted by such terminated(ing) sublicensed Party under such directly licensed Party’s Current Patent Rights shall be deemed direct sublicenses (each such Third Party, a “New Sublicensee”) of such directly licensed Party under such Current Patent Rights, provided that such Third Party’s sub-sublicense will automatically terminate if, at such time, the Third Party is not in good standing or in breach of any term of its sub-sublicense agreement.  Such New Sublicensee shall remain subject to the terms of such New Sublicensee’s agreement with the terminated(ing) sublicensed Party, a copy of which shall be promptly provided to the directly licensed Party; provided, however, that such directly licensed Party shall have no obligations to such New Sublicensee beyond respecting the sublicense.

b.              Other JHU Patent Rights.

i.                       License Grant. JHU hereby grants (A) to GrayBug a worldwide, royalty-bearing (in accordance with the terms and conditions of the GrayBug/JHU Agreement, as amended herein, and specifically as amended by Section 4), sublicenseable (in accordance with Section 2(b)(ii)), exclusive license, under Other JHU Patent Rights, to research, develop, make, have made, use, have used, import, have imported, offer to sell, have offered for sale, sell and have sold Licensed Products in the GrayBug Field of Use, and to provide and have provided Licensed Services in the GrayBug Field of Use, in the United States and worldwide, and (B) to Kala a worldwide, royalty-bearing (in accordance with the terms and conditions of the Kala/JHU Agreement, as amended herein, and specifically as amended by Section 4), sublicenseable (in accordance with Section 2(b)(ii)), exclusive license, under Other JHU Patent Rights, to research, develop, make, have made, use, have used, import, have imported, offer to sell, have offered for sale, sell and have sold Licensed Products in the Kala Field of Use, and to provide and have provided Licensed Services in the Kala Field of Use, in the United States and worldwide.  If, pursuant to Section 9(c) or in accordance with the terms of its Existing JHU Agreement, a Party terminates (or JHU terminates, which termination is not then being disputed by such Party) the license to such Party in such Party’s Exclusive Field under this Section 2(b)(i) with respect to an Other JHU Patent Right, such Exclusive Field with respect to such Other JHU Patent Right shall be automatically licensed to the other Party under such other Party’s Existing JHU License Agreement with no rights thereunder retained by such terminated(ing) Party, and all sublicensees receiving sublicenses granted by such terminating Party in such Exclusive Field under such Other JHU Patent Right shall be deemed sublicensees of JHU. JHU shall provide the other Party written notice of the termination of a Party’s license in its Exclusive Field with respect to an Other JHU Patent Right, and the other Party shall have [**] Business Days from its receipt of the notice to send JHU a written notice that the Party declines to accept the automatic license described in this section. The other Party shall not be obligated to pay the portion of any costs or fees attributable to or to be paid by the terminated(ing) Party for such Other JHU Patent Rights incurred after the termination unless and until such Party accepts the automatic license by not providing a notice to JHU declining such automatic license within the time period specified in the preceding sentence.

ii.                    Sublicensing.  Each Party may sublicense the exclusive rights granted to it under the Other JHU Patent Rights, including the right to further sublicense; provided that (A ) such further sublicense must involve some aspect of collaboration, joint research, development, manufacture, partnership, or the like, and in any event, the grant of sublicenses beyond [**] more tiers is not permitted without the original sublicensing Party’s written consent, (B) all sublicensees (whether direct or through any tier) are bound by the applicable terms of this Agreement, and (C) the Party granting such sublicense (directly or through its sublicensees) provides the other Party notice of such sublicensee (1) within [**] Business Days after the execution of such sublicense agreement for a direct sublicense or (2) within [**] Business Days after execution of such sublicense agreement for a further sublicense granted through its sublicensee, and in any event of (C)(1) or (C)(2) of this Section 2(b)(ii), in each case to the extent permissible by law (including securities laws), prior to any public disclosure or press release for any such sublicense agreement.

c.               Future Patent Rights.

i.                       Notice.  Promptly after each of the following, JHU shall provide written notice concurrently to each of GrayBug and Kala, attaching a copy of the relevant invention disclosure, report, or patent application, as applicable:  (1) JHU

Technology Transfer’s receipt, within [**] after the Settlement Agreement Effective Date, of an invention disclosure or other similar official report for an invention which, if patented, would be a Future Patent Right or the filing, within [**] after the Settlement Agreement Effective Date, of the first patent application in a family for any Future Patent Right (a “First Notice”), and (2) the filing, within [**] after the Settlement Agreement Effective Date, of the first non-provisional application (in any country or under the Patent Cooperation Treaty) in a family for any Future Patent Right or the filing, even if after the [**] of the Settlement Agreement Effective Date, of the first non-provisional application (in any country or under the Patent Cooperation Treaty) in a family for any Future Patent Right which was, in whole or in part, the subject of an invention disclosure, report or patent application for which JHU provided, or was obligated to provide, a First Notice (a “Second Notice”).  Except as provided in this Agreement, until such time as all notices under this paragraph and under Section 2(c)(vi) have been given to the Parties and the periods for the Parties to respond to such notices have expired, JHU shall not offer to license or license to any other Person any Future Patent Right or the subject matter of any invention disclosure or other similar report for an invention which, if patented, would be a Future Patent Right.

ii.                    Exercise of Right.  Subject to Section 2(c)(ii)(3), below, upon receiving a notice from JHU pursuant to Section 2(c)(i), each Party shall have [**] Business Days thereafter to send written notice to JHU and to the other Party, to exercise its right to non-exclusively license such Future Patent Rights in its Exclusive Field in accordance with the provisions of Sections 2(c)(iii)-(v) below, as applicable.

1.              If, after receipt of the First Notice under Section 2(c)(i)(1) with respect to Patent Rights, only one Party exercises its right to license such Future Patent Rights (the “First Requesting Party”), then during the period between such exercise and the expiration of the period for the Parties’ written notices in response to the Second Notice under Section 2(c)(i)(2) with respect to such Future Patent Rights, such Future Patent Rights shall be subject to either Section 2(c)(iv) or (v), as applicable, but the First Requesting Party may only grant sublicenses in the other Party’s Exclusive Field if such sublicenses are subject to termination in such Exclusive Field if such other Party obtains an exclusive license in such other Party’s Exclusive Field pursuant to Section 2(c)(vi).  Thereafter, (A) if the other Party does not exercise its right to license such Future Patent Rights pursuant to the Second Notice, such Future Patent Rights shall remain subject to Section 2(c)(iv) or (v), as applicable, or (B) if the other Party, within [**] Business Days after receipt of such Second

Notice, sends a written notice to JHU and the First Requesting Party requesting a license to such Future Patent Rights, then such Future Patent Rights will be subject to Section 2(c)(iii), and, per Section 2(c)(iv) or 2(c)(v), as applicable,  such other Party shall reimburse the First Requesting Party for the pro rata portion of all patent costs the First Requesting Party has paid to JHU in connection with such Future Patent Rights up to that time, subject to the provision of an invoice with respect thereto and, to the extent requested by such other Party, any relevant supporting documentation.

2.              If, after receipt of the First Notice under Section 2(c)(i)(1) with respect to Patent Rights, both Parties exercise their right to license such Future Patent Rights, then during the period between such exercise and the expiration of the period for the Parties’ written notices in response to the Second Notice under Section 2(c)(i)(2) with respect to such Future Patent Rights, such Future Patent Rights shall be subject to Section 2(c)(iii).  Thereafter, (A) if both Parties exercise their right to license such Future Patent Rights pursuant to the Second Notice, such Future Patent Rights shall remain subject to Section 2(c)(iii), or (B) if only one Party, within [**] Business Days after receipt of such Second Notice, sends a written notice to JHU and the other Party requesting a license to such Future Patent Rights, then such Future Patent Rights will be subject to Section 2(c)(iv) or (v), as applicable, and the formerly-licensed Party shall not be entitled to any refund of any amounts it paid to JHU in connection with such Future Patent Rights up to that time and shall remain bound to pay the relevant amounts incurred by JHU in connection with such Future Patent Rights pursuant to Section 2(c)(iii) up to that time.

3.              Notwithstanding Sections 2(c)(ii)(1) and 2(c)(ii)(2), if JHU establishes that a Future Patent Right is (A) based on research funded by a Party or (B) specifically designed for the use of one Party, then at the request of such Party, such Future Patent Right can be licensed non-exclusively to such Party in all fields and such Future Patent Right shall be added to such Party’s Current Patent Rights but on a non-exclusive (but subject to Section 2(c)(iv)), sublicenseable basis, and shall otherwise be subject to the sublicenses granted by such Party under its Current Patent Rights to the other Party pursuant to this Agreement and, for the sake of clarity, shall be subject to Sections 3(a)(viii) and 4.

iii.                 Co-Licensed.  This Section 2(c)(iii) is subject to Sections 2(c)(ii)(1) and (2) and Section 2(c)(vi).

1.              If both GrayBug and Kala, within [**] Business Days after receipt of a notice for Future Patent Rights from JHU pursuant to Section 2(c)(i) above, send a written notice to JHU and the other Party requesting a license under such Future Patent Rights, then JHU shall be deemed to have granted (A) to GrayBug a worldwide, royalty-bearing (in accordance with the terms of the GrayBug/JHU Agreement, as amended herein, and specifically as amended by Section 4), sublicenseable (in accordance with Section 2(c)(iii)(2)), non-exclusive license, under such Future Patent Rights, to research, develop, make, have made, use, have used, import, have imported, offer to sell, have offered for sale, sell and have sold Licensed Products in the GrayBug Field of Use, and to provide and have provided Licensed Services in the GrayBug Field of Use, in the United States and worldwide, and (B) to Kala a worldwide, royalty-bearing (in accordance with the terms of the Kala/JHU Agreement, as amended herein, and specifically as amended by Section 4), sublicenseable (in accordance with Section 2(c)(iii)(2)), non-exclusive license, under such Future Patent Rights, to research, develop, make, have made, use, have used, import, have imported, offer to sell, have offered for sale, sell and have sold Licensed Products in the Kala Field of Use, and to provide and have provided Licensed Services in the Kala Field of Use, in the United States and worldwide.  If, pursuant to Section 9(c) or in accordance with the terms of its Existing JHU License Agreement, a Party terminates (or JHU terminates, which termination is not then being disputed by such Party) the license to such Party in its Exclusive Field under this Section 2(c)(iii)(1) with respect to a Future Patent Right, such Exclusive Field with respect to such Future Patent Right shall be automatically licensed to the other Party under such other Party’s Existing JHU License Agreement with no rights thereunder retained by such terminated(ing) Party, and all sublicensees receiving sublicenses granted by such terminated(ing) Party in such Exclusive Field under such Future Patent Right shall be deemed sublicensees of JHU.  JHU shall provide the other Party written notice of the termination of a Party’s license in its Exclusive Field with respect to a Future Patent Right, and the other Party shall have [**] Business Days from its receipt of the notice to send JHU a written notice that the Party declines to accept the automatic license described in this section. The other Party shall not be obligated to pay the portion of any costs or fees attributable to or to be paid by the terminated(ing) Party for such

Future Patent Rights incurred after the termination unless and until such Party accepts the automatic license by not providing a notice to JHU declining such automatic license within the time period specified in the preceding sentence.

2.              Sublicensing.  Each Party may sublicense the rights granted to it under the Future Co-Licensed Patent Rights, including the right to further sublicense; provided that (A) such further sublicense must involve some aspect of collaboration, joint research, development, manufacture, partnership, or the like, and in any event, the grant of sublicenses beyond [**] more tiers is not permitted without the original sublicensing Party’s written consent, (B) all sublicensees (whether direct or through any tier) are bound by the applicable terms of this Agreement, and (C) the Party granting such sublicense (directly or through its sublicensees) provides the other Party notice of such sublicensee (1) within [**] Business Days after the execution of such sublicense agreement for a direct sublicense or (2) within [**] Business Days after execution of such sublicense agreement for a further sublicense granted through its sublicensee, and in any event of (C)(1) or (C)(2) of this Section 2(c)(iii)(2), in each case to the extent permissible by law (including securities laws), prior to any public disclosure or press release for any such sublicense agreement.

iv.                GrayBug Only. Subject to Sections 2(c)(ii)(1) and (2) and Section 2(c)(vi), if GrayBug, but not Kala, within [**] Business Days after receipt of a notice for Future Patent Rights from JHU pursuant to Section 2(c)(i) above, sends a written notice to JHU and Kala requesting a license under such Future Patent Rights, then such Future Patent Rights (“GrayBug-Licensed Future Patent Rights”) shall be deemed licensed by JHU to GrayBug as if they were “PATENT RIGHTS” as defined in the GrayBug/JHU Agreement (as amended herein, and specifically as amended by Section 4), with the exception that (1) such license is non-exclusive and sublicenseable, (2) for clarity, no license, sublicense or other rights shall be deemed to have been granted to Kala in any field with respect to such Future Patent Rights pursuant to this Agreement, and (3) if JHU grants Kala or a Third Party a license under such GrayBug-Licensed Future Patent Rights, all patent costs incurred by JHU with respect to such GrayBug-Licensed Future Patent Rights, whether prior to or after the granting of such license to Kala or such Third Party(ies), shall be borne pro rata among GrayBug and all such licensees (based on the number of JHU-licensed licensees under such GrayBug-Licensed Future Patent Rights) and, with respect to any such patent costs with respect to such GrayBug-Licensed Future Patent Rights paid by GrayBug prior to JHU granting such a license to Kala or any such Third Party, JHU shall ensure that Kala or such Third Party reimburses such prior patent costs to GrayBug so that GrayBug will only have borne its pro rata amount of such prior patent costs.

v.                   Kala Only. Subject to Sections 2(c)(ii)(1) and (2) and Section 2(c)(vi), if Kala, but not GrayBug, within [**] Business Days after receipt of a notice for Future Patent Rights from JHU pursuant to Section 2(c)(i) above, sends a written notice to JHU and GrayBug requesting a license under such Future Patent Rights, then such Future Patent Rights (“Kala-Licensed Future Patent Rights”) shall be deemed licensed by JHU to Kala as if they were “PATENT RIGHTS” as defined in the Kala/JHU Agreement (as amended herein, and specifically as amended by Section 4), with the exception that (1) such license is non-exclusive and sublicenseable, (2) for clarity, no license, sublicense or other rights shall be deemed to have been granted to GrayBug in any field with respect to such Future Patent Rights pursuant to this Agreement, and (3) if JHU grants GrayBug or a Third Party a license under such Kala-Licensed Future Patent Rights, all patent costs incurred by JHU with respect to such Kala-Licensed Future Patent Rights, whether prior to or after the granting of such license to Kala or such Third Party(ies), shall be borne pro rata among Kala and all such licensees (based on the number of JHU-licensed licensees under such Kala-Licensed Future Patent Rights) and, with respect to any such patent costs with respect to such Kala-Licensed Future Patent Rights paid by Kala prior to JHU granting such a license to GrayBug or any such Third Party, JHU shall ensure that GrayBug or such Third Party reimburses such prior patent costs to Kala so that Kala will only have borne its pro rata amount of such prior patent costs.

vi.                Right of First Negotiation.  Upon a Party’s exercise of its right, pursuant to this Section 2(c), to obtain a non-exclusive license in its Exclusive Field with respect to Future Patent Rights, JHU shall automatically grant to such Party an exclusive right to negotiate an exclusive license under such Future Patent Rights in its Exclusive Field, which right such Party may exercise by providing written notice to JHU within [**] days after such Party exercised its right pursuant to this Section 2(c) to obtain a non-exclusive license.  If such Party exercises such right of negotiation, JHU and such Party shall negotiate in good faith (for a period not to exceed [**] days after notice of exercise, extendable upon mutual agreement) on reasonable terms to make the license to such Party under such Future Patent Rights exclusive in such Party’s Exclusive Field.  In the event a particular Licensed Product or Licensed Service is covered by both such Party’s Existing JHU License Agreement and any other agreement or amendment between such Party and JHU for the Future Patent Right(s), [**] for a particular milestone payment will be due to JHU and JHU will apportion such revenue amongst the relevant agreements according to JHU’s internal policies.  The failure of such Party to exercise such right to negotiate, or the failure of such Party and JHU to reach agreement on the terms on which the license to such Party under such Future Patent Rights shall be made exclusive in its Exclusive Field, shall not affect such Party’s non-exclusive license under such Future Patent Rights in its Exclusive Field.

vii.             Hart Scott Rodino Compliance. If required, each Party receiving a license under Future Patent Rights shall use commercially diligent efforts to satisfy any applicable requirements under the HSR Act, and the regulations promulgated thereunder or other applicable Federal Trade Commission or Department of Justice regulations, including by making an initial HSR Act filing as soon as practicable after the exercise of the option to obtain such a license pursuant to this Section 2(c).  The licenses granted under this Section 2(c) with respect to such Future Patent Rights shall not be effective until the date of either (A) satisfaction of any such requirements and the expiration or termination of all applicable HSR Act waiting periods (including any extensions thereof) or (B) the mutual written agreement of JHU and each Party receiving a license under such Future Patent Rights that no HSR Act filings are required.

viii.          Potential Future Patent Rights.

1.              JHU hereby represents to each Party that (A) to JHU’s knowledge as of the Settlement Agreement Effective Date, JHU Technology Transfer has not received an invention disclosure or other similar official report for a Potential Future Patent Right and no provisional or non-provisional patent application has been filed in any country or under the Patent Cooperation Treaty for any Potential Future Patent Right, other than those disclosed in writing by JHU Technology Transfer to GrayBug and Kala, (B)  all the GrayBug Current Patent Rights existing on the Settlement Agreement Effective Date are listed in Schedule 1.21, (C) all the Kala/JHU Jointly Owned Patent Rights existing on the Settlement Agreement Effective Date are listed in Schedule 1.22, and (D) all the Kala Current Patent Rights existing on the Settlement Agreement Effective Date are listed in Schedule 1.23.

2.              JHU shall provide written notice concurrently to each of GrayBug and Kala, promptly after JHU’s receipt of an invention disclosure or other similar report, or JHU’s knowledge of the filing of a provisional or non-provisional patent application, for a Potential Future Patent Right, if such receipt occurs or such knowledge is gained at any time prior to the [**] of the Settlement Agreement Effective Date or thereafter with respect to the filing of the first non-provisional application.  Such notice from JHU shall initially be a non-confidential disclosure.  If either GrayBug or Kala requests confidential information regarding the Potential Future Patent Right, JHU shall use reasonable efforts to comply with the request by seeking permission from any necessary Third Parties and providing such information if necessary under an appropriately tailored confidentiality agreement.

ix.                JHU represents that Schedule 2(c)(ix) lists each Co-Inventor from which JHU had not, as of the Settlement Agreement Effective Date, received authorization in writing to license the relevant invention under this Settlement Agreement (each such individual, a “Pending Co-Inventor”).  JHU shall use reasonable efforts to obtain authorization in writing from each such Pending Co-Inventor to license the relevant invention under this Settlement Agreement as soon as possible after the Settlement Agreement Effective Date and shall notify each Party as it obtains such authorization from a Pending Co-Inventor.   Authorization shall be at each Pending Co-inventor’s personal discretion.  In the event JHU does not secure an individual Pending Co-inventor’s authorization after using reasonable efforts to obtain such by January 1, 2015, the individual will no longer be a Co-inventor under this Agreement and be deleted from the definition of “Future Patent Rights”.

d.              Kala/JHU Jointly Owned Patent Rights.

i.                       Kala/JHU Jointly Owned Patent Rights.  Kala hereby grants to GrayBug a worldwide, royalty-free, exclusive, sublicenseable (in accordance with Section 2(d)(ii)) (A) license, under Kala’s ownership interest in the Kala/JHU Jointly Owned Patent Rights, and (B) sublicense, under JHU’s ownership interest in the Kala/JHU Jointly Owned Patent Rights, in each case of (A) and (B) to research, develop, make, have made, use, have used, import, have imported, offer to sell, have offered for sale, sell and have sold Licensed Products in the GrayBug Field of Use, and to provide and have provided the Licensed Services in the GrayBug Field of Use, in the United States and worldwide.

ii.                    Sublicensing.  GrayBug may sublicense the rights granted to it under the Kala/JHU Jointly Owned Patent Rights, including the right to further sublicense; provided that (A) any such sublicense  must involve some aspect of collaboration, joint research, development, manufacture, partnership, or the like, and in any event, the grant of sublicenses beyond [**] more tiers is not permitted without Kala’s written consent, (B)  all sublicensees (whether direct or through any tier) are bound by the applicable terms of this Agreement, and (C) GrayBug (directly or through its sublicensees) provides Kala notice of such sublicensee (1) within [**] Business Days after the execution of such sublicense agreement for a direct sublicense or (2) within [**] Business Days after execution of such sublicense agreement for a further sublicense granted through its sublicensee, and in any event of (C)(1) or (C)(2) of this Section 2(d)(ii), in each case to the extent permissible by law (including securities laws), prior to any public disclosure or press release for any such sublicense agreement.

iii.                 Separation of Obligations.  GrayBug shall not be responsible for complying with the diligence, reporting, audit or other obligations under the Kala/JHU Agreement, except to the extent incorporated into this Agreement, and Kala shall not be required to make GrayBug comply with such obligations, and, except to the extent provided herein, GrayBug shall comply with the diligence, reporting, audit or other obligations to JHU under the GrayBug/JHU Agreement with respect to the Kala/JHU Jointly Owned Patent Rights to the same extent as if such Kala/JHU Jointly Owned Patent Rights were “PATENT RIGHTS” under the GrayBug/JHU Agreement.

iv.                Termination of Direct Licensee.  Upon a termination, in accordance with the terms of the Kala/JHU Agreement, of Kala’s rights under JHU’s ownership interest in any Kala/JHU Jointly Owned Patent Rights (which termination is not then being disputed by Kala), (A) the license granted by Kala to GrayBug under Kala’s ownership interest in such Kala/JHU Jointly Owned Patent Rights shall terminate, and (B) JHU’s ownership interest in such Kala/JHU Jointly Owned Patent Rights shall be automatically licensed to GrayBug under the GrayBug/JHU Agreement on a royalty-free, sublicenseable, exclusive basis (the “Jointly Owned Transferred Patent Rights”); provided that such license will be subject to any Third Party sublicenses that had been granted by Kala under JHU’s ownership interest in such Kala/JHU Jointly Owned Patent Rights that JHU or Kala continues to honor as a direct license.  JHU shall provide GrayBug written notice of the termination of Kala’s rights under JHU’s ownership interest in such Kala/JHU Jointly Owned Patent Rights, and GrayBug shall have [**] Business Days from its receipt of the notice to send JHU a written notice that GrayBug declines to accept the automatic license described in this section.  GrayBug shall not be obligated to pay any costs or fees related to the Kala/JHU Jointly Owned Patent Rights incurred after the termination unless and until GrayBug accepts the automatic license by not providing a notice to JHU declining such automatic license within the time period specified in the preceding sentence.

v.                   Termination of Sublicensee.  If, pursuant to Section 9(c), GrayBug terminates the license to GrayBug under Kala’s ownership interest in any Kala/JHU Jointly

Owned Patent Rights, the license granted by Kala to GrayBug under Kala’s ownership interest in such Kala/JHU Jointly Owned Patent Rights shall terminate, and any Third Party sublicenses, if any, that were granted by GrayBug under Kala’s ownership interest in such Kala/JHU Jointly Owned Patent Rights shall terminate.  If, pursuant to Section 9(c) or in accordance with the terms of its Existing JHU License Agreement, GrayBug terminates (or JHU terminates, which termination is not then being disputed by GrayBug) the sublicense to GrayBug with respect to any Kala/JHU Jointly Owned Patent Rights, (A) the license granted by Kala to GrayBug under Kala’s ownership interest in such Kala/JHU Jointly Owned Patent Rights shall terminate, and any Third Party sublicenses, if any, that were granted by GrayBug under Kala’s ownership interest in such Kala/JHU Jointly Owned Patent Rights shall terminate, and (B) any Third Party sub-sublicenses, if any, that were granted by GrayBug under JHU’s ownership interest in such Kala/JHU Jointly Owned Patent Rights shall be deemed direct sublicenses (each such Third Party, a “New Direct Sublicensee”) of Kala under such Kala/JHU Jointly Owned Patent Rights; provided that a Third Party sub-sublicense will automatically terminate if the Third Party is not in good standing or in breach of any term of its sub-sublicense agreement.  Each New Direct Sublicensee shall remain subject to the terms of such New Direct Sublicensee’s agreement with GrayBug, a copy of which shall be promptly provided to Kala; provided, however, that Kala shall have no obligations to such New Direct Sublicensee beyond respecting the sublicense.

vi.                Kala’s Ownership Interest.  For the avoidance of doubt, the terms of this Agreement do not in any way affect Kala’s ownership interest in each of the Kala/JHU Jointly Owned Patent Rights.

e.               Government Rights.  All exclusive rights granted to a Party hereunder are subject to rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 35 USC § 200 et. seq. and implemented according to 37 CFR Part 401) (the “Bayh-Dole Act”), and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems’ non-commercial academic research and teaching purposes Licensed Products and Licensed Services, including the ability to distribute any biological material disclosed and/or claimed in any of the JHU Patent Rights and Kala/JHU Jointly Owned Patent Rights licensed or sublicensed hereunder for nonprofit non-commercial academic research use to non-commercial entities as is customary in the scientific community.

f.                Amendment to Know-how Grants.

i.                       The GrayBug/JHU Agreement shall be amended by revising Paragraph 2.1(ii) by revising “provided that JHU will not grant a license to KNOW HOW AND MATERIALS to any other commercial entity” to read “provided that JHU will not grant a license to KNOW HOW AND MATERIALS to any commercial entity, other than Kala Pharmaceuticals, Inc. (its successors and assigns) (“Kala”) and any entity which controls, is controlled by or is under common control with Kala (where “control” means the direct or indirect ownership of at least fifty percent (50%)), without Company’s prior written approval; provided, however, that(i) JHU shall be free to transfer KNOW HOW AND MATERIALS to commercial entities for such entities’ non-commercial research purposes, and, (ii) nothing in this Paragraph shall prevent JHU from performing sponsored research using KNOW HOW AND MATERIALS for a commercial entity”.  For the purpose of clarification, KNOW HOW AND MATERIALS is limited to materials, information, records and data licensed to GrayBug under the GrayBug/JHU
Agreement prior to the Settlement Agreement Effective Date.

ii.                    The Kala/JHU Agreement shall be amended by revising Paragraph 2.1(ii) by revising “provided that JHU will not grant a license to KNOW HOW AND MATERIALS to any other commercial entity” to read “provided that JHU will not grant a license to KNOW HOW AND MATERIALS to any commercial entity, other than GrayBug, LLC (its successors and assigns) (“GrayBug”) and any entity which controls, is controlled by or is under common control with GrayBug (where “control” means the direct or indirect ownership of at least fifty percent (50%)), without Company’s prior written approval; provided, however(i) JHU shall be free to transfer KNOW HOW AND MATERIALS to commercial entities for such entities’ non-commercial research purposes, and, (ii) nothing in this Paragraph shall prevent JHU from performing sponsored research using KNOW HOW AND MATERIALS for a commercial entity”.  For the purpose of clarification, KNOW HOW AND MATERIALS is limited to materials, information, records and data licensed to Kala under the Kala/JHU  Agreement prior to the Settlement Agreement Effective Date.

g.               Covenant.  On a Patent Right-by-Patent Right and country-by-country basis, Kala agrees that (i) it shall not exercise the applicable license or sublicense granted to it in the Kala Field of Use under JHU’s interest in the GrayBug Current Patent Rights, Kala Current Patent Rights, Other JHU Patent Rights, Kala/JHU Jointly Owned Patent Rights or Future Patent Rights where the use involves a Particle comprising or consisting of [**], and (ii) with respect to any Kala/JHU Jointly Owned Patent Right, Kala shall not, prior to the termination of the license granted to Kala under JHU’s interest in such Kala/JHU Jointly

Owned Patent Right, exploit its rights under its ownership interest in such Kala/JHU Jointly Owned Patent Right to develop and commercialize a product in the Kala Field of Use where the Particle therein comprises or consists of [**].

3.                                      Prosecution and Enforcement.

a.              Prosecution and Maintenance

i.                       Except as set forth in this Section 3, (i) Co-Licensed Other JHU Patent Rights and Future Co-Licensed Patent Rights shall be treated as if they were “PATENT RIGHTS” as defined in each Existing JHU License Agreement for purposes of determining JHU’s and each Party’s respective rights and obligations with respect to the Prosecution and Maintenance thereof, and, following the termination of one Party’s rights in its Exclusive Field with respect to any Co-Licensed Other JHU Patent Rights or Future Co-Licensed Patent Rights, such Patent Rights shall be treated as if they were “PATENT RIGHTS” as defined in the other Party’s Existing JHU License Agreement for purposes of determining JHU’s and such other Party’s respective rights and obligations with respect to the Prosecution and Maintenance thereof, (ii), for clarity, JHU shall continue to have the primary responsibility for Prosecution and Maintenance of, (A) in accordance with the GrayBug/JHU Agreement, the GrayBug Current Patent Rights, the GrayBug-Licensed Other Patent Rights, any Transferred Patent Rights that are transferred to GrayBug and any GrayBug-Licensed Future Patent Rights, and (B) in accordance with the Kala/JHU Agreement, the Kala Current Patent Rights, the Kala-Licensed Other Patent Rights, any Transferred Patent Rights that are transferred to Kala and any Kala-Licensed Future Patent Rights, and (iii) Kala shall continue to have the primary responsibility for Prosecution and Maintenance of the Kala/JHU Jointly Owned Patent Rights in accordance with the Kala/JHU Agreement; provided, however, that:

1.              GrayBug shall have the primary interactions with JHU (as defined below) regarding Prosecution and Maintenance of the GrayBug Current Patent Rights in accordance with the GrayBug/JHU Agreement; provided, however, that JHU or GrayBug, as applicable, shall timely copy Kala on all correspondence that JHU or GrayBug, respectively, receives from or files with any patent office regarding the GrayBug Current Patent Rights and Kala may provide comments for consideration by JHU and GrayBug with respect thereto.

2.              Kala shall have the primary interactions with JHU (as defined below) regarding Prosecution and Maintenance of the Kala Current Patent Rights in accordance with the Kala/JHU Agreement; provided, however, that JHU or Kala, as applicable, shall timely copy GrayBug on all correspondence that JHU or Kala, respectively, receives from or files with any patent office regarding the Kala Current Patent Rights and GrayBug may provide comments for consideration by JHU and Kala with respect thereto.

3.              With regard to Prosecution and Maintenance of the Kala/JHU Jointly Owned Patent Rights, Kala shall timely copy JHU and GrayBug on all correspondence that Kala receives from or files with any patent office regarding the Kala/JHU Jointly Owned Patent Rights, and GrayBug and JHU may provide comments for consideration by Kala with respect thereto.

4.              As used in this Section 3(a), “primary interaction with JHU” means that, to the extent that JHU receives conflicting input from each Party with respect to the relevant Current Patent Rights, JHU shall notify both Parties of such conflicting input but, unless the Parties subsequently agree with respect to their input to JHU, JHU shall weigh more heavily the input of the Party directly licensed by JHU under such Current Patent Rights.

5.              JHU will select patent counsel (the “JHU Patent Counsel”) responsible for the Prosecution and Maintenance of the JHU Patent Rights that is acceptable to JHU and both Parties.  Kala will select patent counsel (the “Other Patent Counsel”) responsible for Prosecution and Maintenance of the Kala/JHU Jointly Owned Patent Rights that is acceptable to JHU and both Parties.  For the avoidance of doubt, this Agreement does not require JHU or Kala, respectively, to change any current JHU Patent Counsel or Other Patent Counsel.

6.              If JHU or GrayBug elects not to have a patent application filed in any particular country or not to Prosecute and Maintain (or pay expenses associated with Prosecuting or Maintaining) any GrayBug Current Patent Right or claims therein and the other such party (GrayBug or JHU) does not, pursuant to its rights under the GrayBug/JHU Agreement, require such patent application to be filed, Prosecuted and Maintained or such expenses to be paid, then (A) JHU or GrayBug, respectively, shall within [**] Business Days provide written notice thereof to GrayBug or JHU, as the case may be, and to Kala, (B) such Patent Right shall thereafter no longer be licensed by JHU to GrayBug and shall thereafter no longer be considered a GrayBug Current Patent Right hereunder, (C) Kala may elect (by written notice sent to JHU within [**] Business Days after receipt of the notice in clause (A)) to include such Patent Right as a “PATENT RIGHT” under the Kala/JHU Agreement, to be exclusively licensed to Kala in all fields, in which case such Patent Right shall not be licensed or sublicensed to GrayBug, with any sublicenses granted by GrayBug subject to Section 2(a)(v).

7.              If JHU or Kala elects not to have a patent application filed in any particular country or not to Prosecute and Maintain (or pay expenses associated with Prosecuting and Maintaining) any Kala Current Patent Right or claims therein and the other such party (Kala or JHU) does not, pursuant to its rights under the Kala/JHU Agreement, require such patent application to be filed, Prosecuted and Maintained or such expenses to be paid, then (A) JHU or Kala, respectively, shall within [**] Business Days provide notice thereof to Kala or JHU, as the case may be, and to GrayBug, (B) such Patent Right shall thereafter no longer be licensed by JHU to Kala and shall thereafter no longer be considered a Kala Current Patent Right hereunder, (C) GrayBug may elect (by written notice sent to JHU within [**] Business Days after receipt of the notice in clause (A)) to include such Patent Right as a “PATENT RIGHT” under the GrayBug /JHU Agreement, to be exclusively licensed to GrayBug in all fields, in which case such Patent Right shall not be licensed or sublicensed to Kala, with any sublicenses granted by Kala subject to Section 2(a)(v).

ii.                    At least [**], one representative from each Party and JHU shall meet (in person or by tele-conference or video-conference) along with the JHU Patent Counsel to discuss the status, strategy, and any other relevant matters with respect to the Prosecution and Maintenance of the JHU Patent Rights in which both Parties retain a license or sublicense, provided that at least [**] shall be in person.  Each Party and JHU may replace its representative at any time upon written notice to the other Party(ies) and JHU, as applicable.

iii.                 To the extent possible and legally permissible during Prosecution and Maintenance of JHU Patent Rights, at the request of either GrayBug or Kala, patent claims shall be split out in separate applications to facilitate each Party’s separate commercial purposes.

iv.                JHU shall give reasonable consideration to any comment, suggestion, recommendation or other request (a “Request”) of each Party regarding the Prosecution and Maintenance of the Co-Licensed Other JHU Patent Rights and Future Co-Licensed Patent Rights; provided that such Request is received by JHU in a reasonably sufficient time before the applicable filing date to consider such

Request.  For Requests under this subsection, Kala and GrayBug shall work together to coordinate and compile their respective Requests into a joint Request (each a “Joint Request”), and for each Co-Licensed Other JHU Patent Right and Future Co-Licensed Patent Right, will designate which Party shall take the lead on conveying the Parties’ Joint Request to JHU.  If the Parties are unable to agree on a Joint Request for a matter, then the Parties shall jointly contact JHU to discuss their respective positions and JHU will in its sole discretion decide what to advise the JHU Patent Counsel with regard to that matter.  For administrative purposes only, a “lead” Party will be nominated to coordinate the Parties’ Joint Request for each Co-Licensed Other JHU Patent Right and Future Co-Licensed Patent Right, with the initial nominations decided at the first Prosecution and Maintenance meeting between the Parties after the Settlement Agreement Effective Date, and revised as necessary or appropriate at future meetings.

v.                   With respect to Co-Licensed Other JHU Patent Right and the Future Co-Licensed Patent Rights, each Party (i.e., Kala and GrayBug) shall be responsible for [**]percent ([**]%) of JHU’s costs (subject to clause (viii) below) incurred in the Prosecution and Maintenance thereof, and each Party shall reimburse JHU for such amount in accordance with the timelines and processes set forth in the Party’s Existing JHU License Agreement, including for such patent costs with respect to such Patent Rights incurred prior to execution of this Agreement.  From the point in time at which Other JHU Patent Rights or Future Co-Licensed Patent Rights are exclusively licensed to only one Party hereunder, such Party alone shall be solely responsible for JHU’s costs incurred thereafter in the Prosecution and Maintenance of such Other JHU Patent Rights and Future Co-Licensed Patent Rights, in accordance with such Party’s Existing JHU License Agreement.  In the event a Party or a Third Party(ies) licenses from JHU any rights in the Remaining Field under the Co-Licensed Other JHU Patent Right, the patent costs incurred by JHU with respect to the Prosecution and Maintenance of such Patent Right, whether prior to or after the granting of such license to such Third Party(ies), shall be prorated amongst Kala, GrayBug, and such Third Party(ies), and the relevant Party ((the “Remaining Field Party”) if one Party, but not both Parties, have been granted a license by JHU in the Remaining Field), based on the total number of licensees (counting such Remaining Field Party twice (once for its right in its Exclusive Field and once for its right in the Remaining Field) under such Patent Right and JHU shall refund to Kala and GrayBug the relevant amount received from such Third Party(ies) or such Remaining Field Party, as applicable.

vi.                The Parties and JHU each acknowledge the duties set forth in 37 C.F.R. § 1.56.

vii.             The Parties and JHU each acknowledge that patents falling within Patent Rights sublicensed or co-licensed under this Agreement may be eligible for patent term extension under 35 U.S.C. § 156, applications for which must be submitted by the owner of record or their agent.  If a Party obtains approval of a New Drug Application (“NDA”) from the U.S. Food and Drug Administration (“FDA”) for a product and believes a patent falling within Patent Rights hereunder may be eligible for patent term extension, it shall notify JHU and the other Party, and JHU and the NDA-holding Party shall cooperate in connection with preparing and timely filing an application for patent term extension.

viii.          Notwithstanding anything to the contrary herein, a Party which has received, directly or indirectly, only non-exclusive rights in such Party’s Exclusive Field under a Future Patent Right in a country shall be responsible for [**]  percent ([**]%) of the Prosecution and Maintenance costs such Party would otherwise be responsible for with respect to such Future Patent Right in such country; provided, however, that, in the event a Party or a Third Party(ies) licenses from JHU any rights in such Future Patent Right, the patent costs incurred by JHU with respect to the Prosecution and Maintenance of such Patent Right, whether prior to or after the granting of such license to such Party or Third Party(ies), shall be prorated amongst each Party with a license from JHU under such Future Patent Right and such Third Party(ies).

b.              Enforcement.

i.                       Orange Book Listings & Hatch Waxman Litigation.

1.              The Parties acknowledge that the owner of an NDA has a non-delegable duty to determine which patents should be listed in the U.S. FDA “Approved Drug Products with Therapeutic Equivalence Evaluations” (sometimes referred to as the “Orange Book”) and any foreign counterparts which require such, including the so-called “Patent Register” listings required in Canada.  Prior to such listings and acts, the Parties will meet to evaluate and identify whether any patents falling within Patent Rights sublicensed or co-licensed to the non-NDA holding Party under this Agreement should be included, and the NDA-holding Party shall reach its own decision regarding which patents within such Patent Rights to list in the Orange Book or any foreign counterpart.

2.              If an NDA-holding Party lists in the Orange Book or foreign counterpart a patent also licensed to the non-NDA holding Party, it shall give the non-NDA holding Party written notice within [**] Business Days.

3.              If the NDA-holding Party receives written notice from a generic company under 21 U.S.C. 355(j)(2)(A)(vii)(IV) (a “Paragraph IV Certification”) that it has filed an Abbreviated New Drug Application to sell a product covered by the NDA, and has certified that a patent listed in the Orange Book that falls within Patent Rights sublicensed or co-licensed to the non-NDA holding Party under this Agreement is either not infringed, invalid, or not enforceable, the NDA-holding Party shall give written notice to the non-NDA holding Party within [**] Business Days, with a copy of the Paragraph IV Certification. The Parties acknowledge that time is of the essence in such matter given the statutory requirement that an NDA-holding Party bring a lawsuit within [**] days of receiving the Paragraph IV Certification.

4.              The NDA-holding Party shall promptly discuss with JHU and the non-NDA-holding Party the advisability of filing a lawsuit against the generic company under 21 U.S.C. § 355 (the “Hatch Waxman Act”). If GrayBug is the NDA-holding Party and the Patent Right challenged is a GrayBug Current Patent Right, then GrayBug shall control the litigation, and if it chooses not to litigate, then JHU shall have the secondary right of litigation. If Kala is the NDA-holding Party and the Patent Right challenged is a Kala Current Patent Right or a Kala/JHU Joint Patent Right, then Kala shall control the litigation, and if it chooses not to litigate, then JHU shall have the secondary right of litigation. If GrayBug or Kala is the NDA-holding Party and the Patent Right challenged is a Co-Licensed Other JHU Patent Right or a Future Co-Licensed Patent Right, then GrayBug and Kala shall meet to discuss terms under which the litigation shall take place, which terms shall include that the NDA-holding Party shall pay the cost of the litigation, the Non-NDA holding Party shall have the right of close communication and review of filed litigation documents (except to the extent marked highly business confidential), participation in (but not control over) litigation strategy, and if the NDA-holding Party receives an adverse judgment of invalidity from a court of final jurisdiction, the NDA-holding Party shall compensate the non-NDA-holding Party for all fees and costs it has invested in the litigated patent historically as well as its litigation attorney’s fees.

ii.                    Current Patent Rights (Other Than Hatch Waxman).

1.              Each Party and JHU will notify the other Party(ies) and JHU, as applicable, promptly in writing when any infringement of any Current Patent Right by a Third Party is uncovered or suspected.

2.              Except as otherwise provided in Section 3(b)(i), with respect to an actual or suspected infringement of a Current Patent Right in the Exclusive Field of the Party directly licensed by JHU under such Current Patent Right, the Party directly licensed by JHU under such Current Patent Right shall have the sole right, at its own expense, to institute and control suit against any Third Party with respect to such infringement and recover any damages, awards or settlements resulting therefrom (subject to any obligations to JHU with respect to such amounts pursuant to the applicable Existing JHU License Agreement).  Such Party (or JHU, as applicable) shall keep the other Party and JHU reasonably informed of the status of any such enforcement action.   Such other Party and JHU shall reasonably cooperate in any such litigation at the enforcing Party’s request and expense.  If required by applicable law, the other Party and JHU shall permit action under this Section 3(b)(ii) to be brought in its name, including being joined as party-plaintiff.  To the extent permitted by applicable law, the other Party or JHU may join such suit at its own expense.  No settlement, consent judgment or other voluntary final disposition of such suit that concedes the invalidity or unenforceability of any patent within Current Patent Rights may be entered into without the prior written consent of JHU, which consent shall not be unreasonably withheld.

3.              With respect to an actual or suspected infringement of a Current Patent Right in the Exclusive Field of the Party sublicensed under such Current Patent Right, if such sublicensed Party desires to enforce such Current Patent Right against such infringement, such sublicensed Party shall send a written request for such enforcement right to the other Party and the Parties shall discuss in good faith the terms under which such sublicensed Party may enforce such Current Patent Right, including the allocation between the Parties of any damages, awards or settlements resulting therefrom (subject to any obligations to JHU with respect to such amounts pursuant to the applicable Existing JHU License Agreement).  If the Parties agree on such enforcement terms, such terms shall be documented in writing and the Parties and JHU shall be bound thereby.  If the Parties do not, within a reasonable period of time, agree on such enforcement terms, the Parties shall discuss such enforcement with JHU and any such enforcement action shall be determined in the sole discretion of JHU, such determination to include a fair and reasonable allocation between the Parties of any damages, awards or settlements resulting therefrom, after taking into consideration litigation expenses and costs.

iii.                 Kala/JHU Joint Patent Rights (Other Than Hatch Waxman).

1.              Each Party and JHU will notify the other Party(ies) and JHU, as applicable, promptly in writing when any infringement of any Kala/JHU Jointly Owned Patent Right by a Third Party is uncovered or suspected.

2.              Except as otherwise provided in Section 3(b)(i), with respect to any actual or suspected infringement of a Kala/JHU Jointly Owned Patent Right, Kala shall have the sole right, at its own expense, to institute and control suit against any Third Party with respect to such infringement and recover any damages, awards or settlements resulting therefrom (subject to any obligations to JHU with respect to such amounts pursuant to the applicable Existing JHU License Agreement).  Kala shall keep GrayBug and JHU reasonably informed of the status of any such enforcement action.   GrayBug and JHU shall reasonably cooperate in any such litigation at Kala’s request and expense.  If required by applicable law, GrayBug and JHU shall permit action under this Section 3(b)(iii)(2) to be brought in its name, including being joined as party-plaintiff.  To the extent permitted by applicable law, GrayBug or JHU may join such suit at its own expense.  No settlement, consent judgment or other voluntary final disposition of such suit that concedes the invalidity or unenforceability of any patent within Kala/JHU Jointly Owned Patent Rights may be entered into without the prior written consent of JHU, which consent shall not be unreasonably withheld.

3.              With respect to an actual or suspected infringement of a Kala/JHU Jointly Owned Patent Right in the GrayBug Field of Use, if GrayBug desires to enforce such Kala/JHU Jointly Owned Patent Right against such infringement, GrayBug shall send a written request for such enforcement right to Kala and the Parties shall discuss in good faith the terms under which GrayBug may enforce such Kala/JHU Jointly Owned Patent Right, including the allocation between the Parties of any damages, awards or settlements resulting therefrom (subject to any obligations to JHU with respect to such amounts pursuant to Kala’s Existing JHU License Agreement).  If the Parties agree on such enforcement terms, such terms shall be documented in writing and the Parties and JHU shall be bound thereby.  If the Parties do not, within a reasonable period of time, agree on such enforcement terms, the Parties shall discuss such enforcement with JHU and any such enforcement action shall be determined by Kala and JHU, such determination to include a fair and reasonable allocation between the Parties of any damages, awards or settlements resulting therefrom, after taking into consideration litigation expenses and costs.

iv.                Co-Licensed Patent Rights (Other Than Hatch Waxman).

1.              Each Party and JHU will notify the other Party(ies) and JHU, as applicable, promptly in writing when any infringement of any Co-Licensed Other JHU Patent Right or Future Co-Licensed Patent Right (each, a “Co-Licensed Patent Right”) by a Third Party is uncovered or suspected.

2.              Except as otherwise provided in Section 3(b)(i), with respect to an actual or suspected infringement of a Co-Licensed Patent Right, the Parties shall discuss in good faith whether enforcement of such Co-Licensed Patent Right is appropriate and the terms under which a Party(ies) may enforce such Co-Licensed Patent Right, including the allocation between the Parties of any damages, awards or settlements resulting therefrom (subject to any obligations to JHU with respect to such amounts pursuant to the applicable Existing JHU License Agreement).  If the Parties agree on such enforcement terms, such terms shall be documented in writing and the Parties and JHU shall be bound thereby.  If the Parties do not, within a reasonable period of time, agree on such enforcement terms, the Parties shall discuss such enforcement with JHU and any such enforcement action shall be determined in the sole discretion of JHU, such determination to include a fair and reasonable allocation between the Parties of any damages, awards or settlements resulting therefrom, after taking into consideration litigation expenses and costs.

c.               Parallel Imports.  For so long as a Party retains a license or sublicense to a Patent Right in one country but no longer has a license or sublicense of a related Patent Right in another country, the other Party covenants not to assert against the Party related Patent Rights in other countries for parallel imports into such other countries of otherwise infringing products sold by or on behalf of the Party in the Party’s Exclusive Field.

d.              Declaratory Judgment.  If a declaratory judgment action is brought naming a Party or JHU as a defendant and alleging invalidity of any of the JHU Patent Rights, the provisions of the relevant Existing JHU License Agreement(s) shall apply, unless the action or claim arises in connection with a litigation under 21 U.S.C. § 355, the Hatch Waxman Act, or similar United States or foreign statutory provisions, in which case, Section 3(b)(i) shall apply.

4.                                      Financial Terms.

a.              Kala and GrayBug acknowledge that the cross-licenses and releases provided in this Agreement constitute full consideration for the Agreement.  Neither Kala nor GrayBug shall owe the other any royalties, milestone payments, or other payments with respect to the sublicenses granted to the other Party hereunder.

b.              JHU agrees that neither Party shall be responsible for paying to JHU any sublicense fees or other payments on Exhibit A of such Party’s Existing JHU License Agreement (including milestone payments and royalties) that may otherwise have arisen under such Existing JHU License Agreement as a result of such Party’s granting to the other Party any sublicenses under this Agreement (or such sublicensed Party granting any further sublicenses), or, with respect to any of the Kala/JHU Jointly Owned Patent Rights, Kala’s granting to GrayBug any licenses under this Agreement under Kala’s ownership interest in such Kala/JHU Jointly Owned Patent Rights (or GrayBug granting any sublicenses).  For the avoidance of doubt, Kala and GrayBug shall each remain responsible to JHU for sublicense fees and other payments for any other sublicenses it grants under its Existing JHU License Agreements.

c.               Each Party acknowledges that, except as otherwise expressly set forth in this Agreement, any JHU Patent Rights sublicensed to such Party by the other Party pursuant to this Agreement shall be treated as if they were “PATENT RIGHTS” (as defined in the sublicensed Party’s Existing JHU License Agreement) for purposes of payment obligations, including patent payments, and the royalty, sublicense income and milestone payments owed by such sublicensed Party to JHU under items 3, 4 and 5 of Exhibit A of such sublicensed Party’s Existing JHU License Agreement; however, all such payments shall be subject to Section 4(d), below.

d.              JHU agrees that the milestones and minimum annual royalties (items 2 and 5 of Exhibit A) of each Existing JHU License Agreement are hereby amended such that all payments due to JHU thereunder during the term of this Agreement are reduced by twenty-five percent (25%).  Furthermore, the following additional changes to the financial terms in each Existing JHU License Agreement shall apply (all other financial terms, such as running royalty, sublicensing consideration, and patent costs, shall be unaffected except as otherwise expressly provided herein):

i.                       minimum annual royalties which would otherwise be due to JHU at any time between the Settlement Agreement Effective Date and the [**] anniversary of the Settlement Agreement Effective Date are hereby eliminated, and, thereafter, if, at the time the minimum annual royalties are due to JHU, the only Patent Rights owned (in whole or in part) by JHU licensed to the paying Party are those with respect to which JHU’s rights in such Patent Right are only non-exclusively licensed to such Party in its Exclusive Field or those which are jointly owned by such Party and JHU, then such minimum annual royalty payment shall be reduced by [**] percent ([**]%);

ii.                    the development milestones in Section 5 of Exhibit A (e.g., those milestones which do not relate to first commercial sale) under such agreement shall not apply to the second and third  “LICENSED PRODUCT(S)” (as defined in such agreement) to achieve such milestone, but the payments (after the application of the [**] percent ([**]%) reduction described above) applicable to the first “LICENSED PRODUCT” to achieve any such milestone shall apply, and the due date of payment for such milestone is extended [**] months from the due date set forth in the applicable Existing JHU License Agreement as of the Settlement Agreement Effective Date; provided, however, that, if, during such [**] month period, the relevant Party terminates the development of such first “LICENSED PRODUCT” which achieved such milestone, such milestone payment shall not be due unless such terminated development is reinitiated after the extended twelve months, under which circumstance the payment shall be reduced by [**]%) percent and due [**] months after reinitiation;

iii.                 with respect to each “LICENSED PRODUCT”, the milestone payments with respect to first commercial sale of such “LICENSED PRODUCT” in the United States shall be reduced by an additional [**] percent ([**]%), for a total reduction of [**] percent ([**]%) from the rates set forth in the applicable Existing JHU License Agreement prior to the Settlement Agreement Effective Date;

iv.                if the only “VALID CLAIMS” (as defined in such agreement) owned (in whole or in part) by JHU that cover the relevant “LICENSED PRODUCT” or “LICENSED SERVICE” (as defined in such agreement) are those with respect to which JHU’s rights are only non-exclusively licensed to such Party or those which are jointly owned by such Party and JHU, then the milestone payments (including any development and first commercial sale milestone payments) and royalties due to JHU with respect to such “LICENSED PRODUCT” or “LICENSED SERVICE” shall be further reduced by [**] percent ([**]%), provided that by no operation(s)

(except Section 4(d)(ii) above) shall the payments to JHU be reduced by more than [**] percent ([**]%);

v.                   if a payment of “SUBLICENSE CONSIDERATION” (as defined in such agreement) is received by a Party only as a result of a Patent Right owned (in whole or in part) by JHU with respect to which JHU’s rights are only non-exclusively licensed to such Party or which Patent Right is jointly owned by such Party and JHU, then the percentage of such “SUBLICENSE CONSIDERATION” due to JHU shall be further reduced by [**] percent ([**]%), provided that by no operation(s) shall such payments to JHU fall below [**] percent ([**]%);

vi.                the following sales-based milestones shall be added to Exhibit A, as a new Section 6, of each Existing JHU License Agreement, with the terms which are included but not defined below having the meaning set forth in such Existing JHU License Agreement:

“6.                             Sales-Based Milestones:  In addition to the milestones payable under item 5 of this Exhibit A, Company shall pay the following sales-based milestones:

i.                                          with respect to the second LICENSED PRODUCT (other than the first LICENSED PRODUCT for which (y) the Company achieves NET SALES of at least [**] dollars ($[**]) in a calendar year or (y) a SUBLICENSEE achieves royalty income from sales of such LICENSED PRODUCT and Company has received some form of consideration from such SUBLICENSEE (the “First Sold Licensed Product”)) for which (A) the Company achieves NET SALES of at least [**] dollars ($[**]) in a calendar year or (B) a SUBLICENSEE achieves royalty income from sales of such LICENSED PRODUCT and Company has received some form of consideration from such SUBLICENSEE (the “Second Sold Licensed Product”), Company shall pay JHU as follows:

1.                                      if the event in clause (A) occurs before the event in clause (B):  JHU shall be owed an amount equal to the sum of [**] dollars ($[**]), plus the amount by which, pursuant to  Section 4(d)(ii) of the Settlement and License Agreement entered into as of October 24, 2014, by and between GrayBug, LLC, Kala Pharmaceuticals, Inc. and The Johns Hopkins University (the “Settlement Agreement”), each of the development milestones in Section 5 of this Exhibit A for the second “LICENSED PRODUCT” to achieve such milestone was reduced, plus the amount by which, pursuant to Section 4(d)(iii) of the Settlement Agreement, the milestone payment with respect to first commercial sale of the second “LICENSED PRODUCT” in the United States was reduced (such sum, the “First Deferral Reimbursement Amount”); [**]

of such amount to be paid to JHU by [**] after which the Company obtained such NET SALES, and the remainder due by [**]; or

2.                                      if the event in clause (B) occurs before the event in clause (A):  JHU shall be owed an amount equal to the First Deferral Reimbursement Amount, which shall be paid by increasing the applicable sublicensee royalty rates set forth in Section 4 of Exhibit A (as modified by the Settlement Agreement)  due to JHU with respect to sales of the Second Sold Licensed Product by [**]%, until the full amount of such First Deferral Reimbursement Amount has been paid to JHU.

ii.                                       with respect to the third LICENSED PRODUCT (other than the First Sold Licensed Product and the Second Sold Licensed Product) for which (A) the Company achieves NET SALES of at least [**] dollars ($[**]) in a calendar year or (B) a SUBLICENSEE achieves royalty income from sales of such LICENSED PRODUCT and Company has received some form of consideration from such SUBLICENSEE (the “Third Sold Licensed Product”), Company shall pay JHU as follows:

1.                                      if the event in clause (A) occurs before the event in clause (B):  JHU shall be owed an amount equal to [**] dollars ($[**]), plus the amount by which, pursuant to  Section 4(d)(ii) of the Settlement Agreement, each of the development milestones in Section 5 of this Exhibit A for the third “LICENSED PRODUCT” to achieve such milestone was reduced, plus the amount by which, pursuant to Section 4(d)(iii) of the Settlement Agreement, the milestone payment with respect to first commercial sale of the third “LICENSED PRODUCT” in the United States was reduced (such sum, the “Second Deferral Reimbursement Amount”); [**] of such amount to be paid to JHU by [**] after which the Company obtained such NET SALES, and the remainder due by [**]; or

2.                                      if the event in clause (B) occurs before the event in clause (A):  JHU shall be owed an amount equal to the Second Deferral Reimbursement Amount, which shall be paid by increasing the applicable sublicensee royalty rates set forth in Section 4 of Exhibit A of (as modified by the Settlement Agreement) due to JHU with respect to sales of the Third Sold Licensed Product by [**]%, until the full amount of such Second Deferral Reimbursement Amount has been paid to JHU.

iii.                                    The parties agree and acknowledge that (i) the Second Sold Licensed Product may be a different LICENSED PRODUCT than the LICENSED PRODUCT to be second to achieve one or more of the milestones described in Section 4(d)(ii) or 4(d)(iii) of the Settlement Agreement, and (ii) the Third Sold Licensed Product may be a different LICENSED PRODUCT than the LICENSED PRODUCT to be third to achieve one or more of the milestones described in Section 4(d)(ii) or 4(d)(iii) of the Settlement Agreement, and (iii) the First Sold Licensed Product may be a different LICENSED PRODUCT than the LICENSED PRODUCT to be first to achieve one or more of the milestones described in Section 4(d)(ii) or 4(d)(iii) of the Settlement Agreement.

5.                                      Releases.

a.              Each Party, on behalf of itself and its predecessors, successors, assigns, employees, officers and directors (each, a, “Releasor”), fully, finally and forever releases, relinquishes, acquits and discharges the other Party and each of its predecessors, successors, assigns, employees, officers and directors (each, a “Releasee”), of and from, and covenants not to sue, not to assign to any other Person a right to sue and not to authorize any other Person to sue any Releasee for, any and all Losses of every name and nature, both at law and in equity, accrued or unaccrued, that (i) any of such Party’s Releasors is aware of as of the Settlement Agreement Effective Date, (ii) arise out of the actions of the Parties or JHU leading to the execution of this Agreement and (iii) relate to the subject matter hereof.  This Section 5(a) shall not prevent or impair the right of a Releasor to bring a proceeding in court or any other forum to enforce its rights under this Agreement or its Existing JHU License Agreement (except as explicitly or implicitly amended by this Agreement).

b.              Each Party (on behalf of itself and its other Releasors) fully, finally and forever releases, relinquishes, acquits and discharges JHU, The Johns Hopkins Hospital, The Johns Hopkins Health System Corporation, and their affiliated entities, their present and former trustees, officers, INVENTORS (as defined in such Party’s Existing JHU License Agreement), agents, faculty, employees and students (each, a “JHU Releasee”) of and from, and covenants not to sue, not to assign to any other Person a right to sue and not to authorize any other Person to sue any JHU Releasee for, any and all Losses of every name and nature, both at law and in equity, accrued or unaccrued, that (i) any of such Releasors is aware of as of the Settlement Agreement Effective Date, (ii) arise out of the actions of the Parties or JHU Releasees leading to the execution of this Agreement and (iii) relate to the subject matter hereof.  This Section 5(b) shall not prevent or impair the right of a Releasor to bring a proceeding in court or any other forum to enforce its rights under this Agreement or its Existing JHU License Agreement (except as explicitly or implicitly amended by this Agreement).

c.               Each Party and JHU acknowledges that the releases and other terms of this Agreement settle all known disputes as of the Settlement Agreement Effective Date relating to subject matter licensed to a Party from JHU, and after the Settlement Agreement Effective Date, neither Party nor JHU may assert a claim that the other Party or JHU, or their respective predecessors, successors, assigns, directors, officers, employees, trustees, INVENTORS (as defined in each Party’s Existing JHU License Agreement), faculty, students or agents released hereunder is in violation of any Existing JHU License Agreement in connection with such acts or omissions prior to the Settlement Agreement Effective Date.

6.                                      Representations and Warranties.

a.              Each Party represents, warrants and covenants to the other Party that:

i.                       as of the Settlement Agreement Effective Date, it has the authority and right to enter into and perform this Agreement and grant the rights and licenses herein, and it is not aware of any legal impediment that could inhibit its ability to perform its obligations under this Agreement;

ii.                    as of the Settlement Agreement Effective Date, its execution, delivery and performance of this Agreement does not conflict with, or constitute a breach of, any order, judgment, agreement or instrument to which it is a party or is otherwise bound;

iii.                 as of the Settlement Agreement Effective Date, no consent of any third party (other than JHU) is required for such Party to grant the licenses and rights granted to the other Party under this Agreement or to perform its obligations hereunder; and

iv.                it will not, after the Settlement Agreement Effective Date, enter into any written or oral contractual obligation with any third party (including JHU) that would be inconsistent with the obligations that arise on its part out of this Agreement or that would deprive the other Party of the benefits of or rights granted under this Agreement.

b.              GrayBug represents, warrants and covenants to Kala that the GrayBug Current Patent Rights are all the Patent Rights licensed to GrayBug by JHU as of the Settlement Agreement Effective Date.  Kala represents, warrants and covenants to GrayBug that the Kala Current Patent Rights and the Kala/JHU Jointly Owned Patent Rights are all the Patent Rights licensed to Kala by JHU as of the Settlement Agreement Effective Date.

C.            EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6 OR AS EXPRESSLY PROVIDED BY JHU TO THE APPLICABLE PARTY UNDER AN EXISTING JHU LICENSE AGREEMENT, EACH PARTY AGREES THAT THE PATENT RIGHTS LICENSED HEREUNDER ARE PROVIDED “AS IS”, AND THAT NEITHER JHU NOR THE OTHER PARTY MAKES ANY REPRESENTATION OR

WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCTS AND LICENSED SERVICES, INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY.  EACH PARTY AND JHU DISCLAIM ALL WARRANTIES WITH REGARD TO PRODUCTS AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

7.                                      Confidentiality.

a.              The Parties agree that during the term of this Agreement, and for a period of [**] years thereafter, each Party shall (i) maintain in confidence the Confidential Information of the other Party to the same extent such Party maintains its own confidential information, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

b.              Authorized Disclosure.  Notwithstanding Section 7(b), a Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

i.                       disclosure to each applicable country’s patent office to the extent necessary for the prosecution and maintenance of Patent Rights in accordance with this Agreement;

ii.                    making necessary filings with regulatory authorities with respect to Licensed Products or Licensed Services in the receiving Party’s Exclusive Field;

iii.                 complying with applicable laws or submitting information to governmental authorities; provided that if a Party is required by law to make any public disclosure of Confidential Information of the other Party, to the extent it may legally do so, it will give reasonable advance notice to the other Party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise); or

iv.                to the extent mutually agreed to in writing by the Parties.

c.               Each Party may disclose the existence and terms of this Agreement to its Affiliates and to prospective and actual acquirers, licensors, collaborators, licensees, sublicensees, lenders, financing sources, investment bankers, employees, contractors, agents, accountants, lawyers, consultants, auditors, advisors and investors, on a need to know basis, each of whom prior to disclosure must be bound by written or professional ethical obligations of confidentiality and non-use equivalent in scope to those set forth in this

Section 7 and that are of reasonable duration in view of the circumstances of the disclosure.

d.              JHU agrees that any JHU Confidential Information may be disclosed by a Party in accordance with this Section 7.

e.               Nothing herein grants JHU the right to disclose to a Party (i) the Existing JHU License Agreement of the other Party or (ii) any proprietary materials, information, records or data of the other Party.

f.                Nothing herein requires either Party to disclose or produce its Existing JHU License Agreement to the other Party.

g.               In no event shall this Section 7 (Confidentiality) limit JHU’s ability to disclose or publish its own Confidential Information.

8.                                      Indemnification.

a.              Each Party shall indemnify, hold harmless and defend the other Party, its Affiliates, and all of their respective officers, directors, employees, agents, licensors and shareholders (collectively, the “Indemnitees”) from and against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including reasonable attorneys’ fees and witness fees) resulting from any demand, claim, action or proceeding brought or initiated by a Third Party (each a “Third Party Claim”) against any Indemnitee to the extent arising out of (a) the research, development, making, having made, use, having used, importation, having imported, offering to sell, having offered for sale, sale and having sold Licensed Products, and the provision and having provided Licensed Services, by or on behalf of the Indemnifying Party, in the United States and worldwide, (b) a breach of this Agreement by such Party, or (c) the gross negligence or willful misconduct of such Party.

b.              As a condition to indemnification hereunder, (i) the indemnified Party shall provide the indemnifying Party with prompt notice of the Third Party Claim giving rise to the indemnification obligation under Section 8(a), (ii) the Indemnitees shall reasonably cooperate with the indemnifying Party, at the indemnifying Party’s reasonable request and reasonable expense with respect to out-of-pocket costs, in the defense of such claim, and (iii) the Indemnitees shall permit the indemnifying Party to exclusively defend or settle any such claim; provided however that the indemnifying Party shall not enter into any settlement for damages, or that imposes upon any Indemnitee any obligation or liability, without such Indemnitee’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.  The Indemnitees shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party.

c.               Each Party shall indemnify JHU with respect to that Party’s research, development, making, having made, use, having used, importation, having imported, offering to sell, having offered for sale, sale and having sold Licensed Products in the indemnifying Party’s Exclusive Field, and the provision and having provided Licensed Services in the indemnifying Party’s Exclusive Field, in the United States and worldwide, in accordance with the indemnification procedures set forth in such Party’s Existing JHU License Agreement, mutatis mutandis.

9.                                      Termination.

a.              This Agreement shall remain in effect until the expiration of all JHU Patent Rights, Other JHU Patent Rights, Future Patent Rights and Kala/JHU Jointly Owned Patent Rights unless earlier terminated in accordance with this Section 9.

b.              If a Party (the “Disparaging Party”), or its employees, officers, directors, agents or representatives, Disparages a Current Patent Right or Kala/JHU Jointly Owned Patent Right directly licensed by JHU to the other Party (the “Disparaged Party”), then the Disparaged Party may, upon written notice to the Disparaging Party, immediately terminate one or more of its sublicenses granted to the Disparaging Party under this Agreement, including any further sublicenses granted by the Disparaging Party.  “Disparagement” (including, with correlative meanings, “Disparage”) means, with respect to a Patent Right, offensively opposing (including filing an opposition or declaration judgment action) or taking an independent action to attempt to invalidate, or formal steps prevent from issuing, such Patent Right, including by making written statements that such Patent Right is unpatentable; provided, however, that Disparagement shall not include any comments or arguments made by patent counsel for a Party before a patent office during the course of prosecution of any patent application owned by or licensed to such Party anywhere in the world.  Notwithstanding the foregoing, each Party shall have the right to defend itself, including in a litigation brought by the other Party, using any applicable position.  For example, if a Party sues the other Party for infringement, the purported infringer can defend itself with a position that the patentee’s asserted claim is invalid.

c.               Each Party may terminate any of the rights and licenses granted to it under this Agreement or under such Party’s Existing JHU License Agreement, on a Patent Right-by-Patent Right and country-by-country basis, by providing thirty (30) calendar days prior written notice thereof to the other Party and JHU, following which, but subject to Section 9(d), the terminating Party’s rights and obligations hereunder and under its Existing JHU License Agreement shall terminate with respect to such Patent Right in such country.  For clarity, termination of a Party’s rights and licenses under a Patent Right in a country shall not be deemed to have occurred merely because a particular patent application has been abandoned if such patent application continues to be Prosecuted and Maintained, or issues, through a Counterpart.

d.              Expiration or termination of this Agreement, or of any of the licenses under this Agreement, shall not relieve the Parties of any obligation accruing prior to such expiration or termination.   Termination of such licenses shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief with respect to any Disparagement.

e.               All remaining applicable provisions of this Agreement shall survive its expiration or termination.

10.                               Miscellaneous.

a.              Affirmative Amendment; Inconsistent Terms.  This Agreement affirmatively amends each Party’s Existing JHU License Agreement as necessary to reflect the terms of this Agreement.

b.              Assignment.  Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by any Party without the consent of the other Party; provided, however, that any Party may, without such consent, assign this Agreement, in whole or in part: (a) to any of its Affiliates; provided that the assigning Party shall remain jointly and severally liable with such Affiliate(s) in respect of all obligations so assigned unless such Affiliate(s) are fully capable of fulfilling all the assigning Party’s obligations under this Agreement; or (b) to any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates.  Any assignment not in accordance with the foregoing shall be void.

c.               No Waivers; Severability.  No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing.  Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement.  Should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the Parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the Parties.

d.              Entire Agreement; Amendment.  The Parties acknowledge that they have read this entire Agreement and that this Agreement constitutes the entire understanding and contract between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof (including the Prior CDA).  It is expressly understood and agreed that there being no expectations to the contrary between the Parties, no usage of trade, verbal agreement or another regular practice or method of dealing within any industry or between the Parties shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement.  This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the Parties and, with respect to any provision applicable to JHU’s rights, JHU.

e.               No Inconsistent Amendments.  Neither Party shall amend its Existing JHU License Agreement in a manner that is inconsistent with its or JHU’s obligations to the other Party under this Agreement.

f.                No Partnership.  Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the Parties other than that of a licensor/licensee.  Neither Party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

g.               Governing Law.  This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New York applicable to contracts solely executed and wholly to be performed within the State of New York without giving effect to the principles of conflicts of laws.

h.              Dispute Resolution.  Each Party will appoint one representative (each a “Representative”) to serve as the main point of contact for activities relating to this Agreement.   Neither Party will file suit against the other Party with respect to a dispute arising in connection with this Agreement except as permitted under this Section 10(h).  In the event that any dispute arises between the Parties in connection with this Agreement, the Parties will, upon written notice from either Party to the other Party (the “First Notice”), first attempt to resolve it through good faith negotiations among the Representatives.  If the Representatives fail to resolve the dispute within [**] days of the First Notice, then upon written notice from one Party to the other (the “Second Notice”), the Parties will escalate the dispute to their respective CEOs who will also attempt to resolve the dispute by good faith negotiations.  In the event the Parties are unable to resolve such dispute within [**] days of the Second Notice, either Party may, subject to Section 10(g), proceed to file suit regarding the dispute without further obligations under this Section 10(h) with respect to such dispute (including any claims and counterclaims which may be subsequently added or modified).  Notwithstanding the foregoing, a Party may at any time seek or obtain preliminary, interim, or conservatory measures from a court.

i.                  Notice.  All notices or communication required or permitted to be given by either Party hereunder shall be deemed sufficiently given if sent by overnight courier providing evidence of delivery, such as Federal Express or United States Postal Service (USPS) overnight, to the other Party at its respective address set forth below or to such other address as one Party shall give notice of to the other from time to time hereunder, and a courtesy copy shall be sent by email to the email address(es) shown below or to such other email address(es) as one Party shall give notice of to the other from time to time hereunder.  Notices shall be deemed received the following Business Day.

If to GrayBug:	GrayBug, LLC
[**]
Baltimore, MD 21203

Attn: Chief Executive Office (currently Michael O’Rourke)
Email: [**]

With a Copy to:	[**]

If to Kala:	Kala Pharmaceuticals, Inc.
100 Beaver Street Suite 201 Waltham, MA 02453 Attn: President (currently Charlie McDermott, Interim President) Email: [**]

With a Copy to:	Chief IP Counsel (at the same address)
Email: [**]

Notices to JHU shall be provided by the relevant Party in accordance with the provisions of its Existing JHU License Agreement.

j.                 Compliance with All Laws.  In all activities undertaken pursuant to this Agreement, both Parties covenant and agree that each will in all material respects comply with such federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.  Each Party has confirmed that it is not required to make a filing under the HSR Act with respect to the rights granted to it as of the Settlement Agreement Effective Date under this Agreement.

k.              Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy to such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

l.                  No Third Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any Person, other than the Parties, JHU (to the extent set forth herein) and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

m.          Headings.  Section headings are for convenient reference and not a part of this Agreement.

n.              Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement shall take effect as of the Settlement Agreement Effective Date when it has been executed below by the duly authorized representatives of the Parties.

GrayBug, LLC		Kala Pharmaceuticals, Inc.

BY:	/s/ Michael O’Rourke	BY:	/s/ Charles McDermott

NAME:	Michael O’Rourke	NAME:	Charles McDermott

TITLE:	President and Chief Executive Officer	TITLE:	Chief Business Officer and Interim President

[JHU Signature Page Attached]

JHU Signature Page, including Kala and GrayBug Signatures

WHEREAS, there is a dispute over the rights licensed to each Party under certain Patent Rights owned by JHU;

WHEREAS, the Parties and JHU now wish to settle such dispute in an amicable manner which is intended to settle and clarify rights granted by JHU to each Party and to permit each Party to have the freedom to effectively develop pharmaceutical products that will benefit patients;

WHEREAS, at JHU’s request, GrayBug and Kala have undertaken extensive time and effort to work cooperatively to negotiate the terms of the Settlement and License Agreement to which this JHU Signature Page is attached (the “Settlement Agreement”) that sets forth the terms and conditions for settling all currently outstanding disputes between JHU and the Parties, and each of their respective directors, officers, employees, and agents; and

WHEREAS, the Settlement Agreement provides for resolution of all known disputes as of the Settlement Agreement Effective Date relating to the scope of subject matter licensed to a Party from JHU, including releases of the Parties and JHU, and their respective predecessors, successors, assigns, employees, officers and directors, as set forth in Section 5 of the Settlement Agreement, which include releasing JHU in connection with any allegations of breach of contract or other potential causes of action with respect to such subject matter.

JHU acknowledges, accepts, and agrees with GrayBug and Kala that:

•                  The capitalized terms used but not defined in on this JHU Signature Page have the meaning ascribed to them in the Settlement Agreement.

•                  Kala, GrayBug and JHU each agrees to, and shall comply with, all the terms and conditions of the Settlement Agreement to the extent relevant or applicable to such Party or JHU, as applicable.  Without limitation, it is confirmed that the provisions of Sections 1-7 and 10 of the Settlement Agreement shall apply to JHU and to the paragraphs set forth on this JHU Signature Page to the same extent as they apply to either Party.

•                  Each Existing JHU License Agreement is hereby amended to reflect the terms set forth in the Settlement Agreement, to the extent necessary to implement the intent, terms, and provisions of the Settlement Agreement, including Sections 2, 3, 4, 7, and 9 of the Settlement Agreement.

•                  As set forth in more detail and in accordance with Section 5(b) of the Settlement Agreement, Kala (on behalf of itself and its other Releasors (as defined in Section 5(a) of the Settlement Agreement)) fully, finally and forever releases, relinquishes, acquits and discharges the JHU Releasees (as defined in Section 5(b) of the Settlement Agreement) of and from, and covenants not to sue, not to assign to any other Person a right to sue and not to authorize any other Person to sue the JHU Releasees for, any and all Losses of every name and nature, both at law and in equity, accrued or unaccrued, that (i) any of such Releasors is aware of as of the Settlement Agreement Effective Date, (ii) arise out of the actions of the Parties or JHU Releasees leading to the execution of this Agreement and (iii) relate to the subject matter hereof.

•                  As set forth in more detail and in accordance with Section 5(b) of the Settlement Agreement, GrayBug (on behalf of itself and its other Releasors (as defined in Section 5(a) of the Settlement Agreement)) fully, finally and forever releases, relinquishes, acquits and discharges the JHU Releasees (as defined in Section 5(b) of the Settlement Agreement) of and from, and covenants not to sue, not to assign to any other Person a right to sue and not to authorize any other Person to sue the JHU Releasees for, any and all Losses of every name and nature, both at law and in equity, accrued or unaccrued, that (i) any of such Releasors is aware of as of the Settlement Agreement Effective Date, (ii) arise out of the actions of the Parties or JHU Releasees leading to the execution of this Agreement and (iii) relate to the subject matter hereof.

•                  JHU (on behalf of itself and the JHU Releasees (as defined on Section 5(b) of the Settlement Agreement)) fully, finally and forever releases, relinquishes, acquits and discharges each Party and each of its predecessors, successors, assigns, employees, officers and directors (each, a “Party Releasee”), of and from, and covenants not to sue, not to assign to any other Person a right to sue and not to authorize any other Person to sue any Party Releasee for, any and all Losses of every name and nature, both at law and in equity, accrued or unaccrued, that (i) any of such JHU Releasees is aware of as of the Settlement Agreement Effective Date, (ii) arise out of the actions of the Parties or JHU Releasees leading to the execution of the Settlement Agreement and (iii) relate to the subject matter thereof.  This paragraph shall not prevent or impair the right of JHU to bring a proceeding in court or any other forum to enforce its rights under this Agreement or its Existing JHU License Agreement with a Party (except as explicitly or implicitly amended by the Settlement Agreement).

•                  JHU acknowledges that the releases and amendments provided in the Settlement Agreement and continued consideration under the Parties’ Existing JHU License Agreements constitute full consideration for the Settlement Agreement and this JHU Signature Page.  Notwithstanding any obligation that either Party may have to JHU regarding responsibility for sublicensees under an Existing JHU License Agreement, neither Party shall have any liability to JHU for the acts or omissions of the other Party, whether as a “Sublicensee” as defined under an Existing JHU License Agreement or otherwise.

•                  JHU represents and that:  (i) it has good and marketable title to its interest in each of the inventions claimed under any PATENT RIGHTS (as defined in each of the Existing JHU License Agreements), GrayBug Current Patent Rights, Kala Current Patent Rights, Other JHU Patent Rights, Kala/JHU Jointly Owned Patent Rights (all such patent rights, collectively, the “LICENSED PATENT RIGHTS”), including by acquiring, through written assignment, the rights of the relevant inventors in such inventions and patent rights therein and having taken all necessary actions in accordance with the Bayh-Dole Act to elect to retain title to such inventions, subject to certain retained rights (other than ownership) of the United States Government which may apply to such JHU-owned inventions and LICENSED PATENT RIGHTS if any part of the JHU research was funded in whole or in part by the United States Government; (ii) as of the Settlement Agreement Effective Date, it has not entered any contract, license or similar agreement with a third party that restricts, contradicts, interferes with or otherwise limits the grant of rights under this Settlement Agreement; (iii) it has proper authority to enter into this Settlement Agreement and to grant the rights set forth herein; (iv) it has not granted any rights or licenses that may conflict with this Settlement Agreement or the rights and licenses granted herein; (v) to its knowledge, neither JHU nor any assignee of or inventor listed in any of the LICENSED PATENT RIGHTS has received any notice from any third party that the exercise of the LICENSED PATENT RIGHTS infringes or reasonably could be expected to infringe the rights of any third party; and (vi) to its knowledge, all inventors have been named in the LICENSED PATENT RIGHTS.

ACKNOWLEDGED, ACCEPTED, AND AGREED:

THE JOHNS HOPKINS UNIVERSITY

BY:	/s/ Jill E. Uhl
NAME:	Jill E. Uhl
TITLE:	Interim Executive Director

KALA PHARMACEUTICALS, INC.

BY:	/s/ Charles McDermott
NAME:	Charles McDermott
TITLE:	Interim President & CEO

GRAYBUG, LLC

BY:	/s/ Michael O’Rourke
NAME:	Michael O’Rourke
TITLE:	President & CEO

SCHEDULE 1.21

GRAYBUG CURRENT PATENT RIGHTS

[**]

Institution Number	Application Number	Type of Patent Filing	Application Date	Patent Issued Number	Patent Issued Date	Filing Country

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]			[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  A total of one page was omitted. [**]

SCHEDULE 1.22

KALA/JHU JOINTLY OWNED PATENT RIGHTS

[**]

Institution Number	Application Number	Type of Patent Filing	Application Date	Publication or Patent Number	Publication or Grant Date	Filing Country

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]			[**]

[**]		[**]	[**]			[**]

[**]		[**]	[**]			[**]

[**]		[**]	[**]			[**]

[**]		[**]	[**]			[**]

[**]		[**]	[**]			[**]

SCHEDULE 1.23

KALA CURRENT PATENT RIGHTS

[**]

Institution Number	Application Number	Type of Patent Filing	Application Date	Publication or Patent Number	Publication or Grant Date	Filing Country

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]			[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

SCHEDULE 1.24

OTHER JHU PATENT RIGHTS

[**]

Institution Number	Application Number	Type of Patent Filing	Application Date	Publication or Patent Number	Publication or Grant Date	Filing Country

[**]	[**]	[**]	[**]			[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

SCHEDULE 2(C)(IX)

PENDING CO-INVENTORS

[**]

January 8, 2015

MEMORADUM:  CO-INVENTORS

To Whom It May Concern,

As of the Settlement and License Agreement date, October 24, 2014, all potential Co-Inventors listed in the definition of Future Patent Rights were additionally identified as “Pending Co-Inventors” on Schedule 2c(ix).  This letter is to inform that [**]Pending Co-Inventors have agreed in writing to become Co-Inventors and subject to the relevant provisions of the Settlement and License Agreement.  These Co-Inventors are as follows:

[**]

Sincerely,

/s/ Jill E. Uhl
Jill Uhl
Interim Executive Director
Johns Hopkins Technology Transfer

JHIT – Bringing the Benefits of Discovery to the World